As filed with the Securities and Exchange Commission on June 30, 2020

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Alphatec Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-2463898
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Alphatec Holdings, Inc.

5818 El Camino Real

Carlsbad, California 92008

(Address of Principal Executive Offices) (Zip Code)

Alphatec Holdings, Inc. 2016 Equity Incentive Plan

(Full Title of the Plan)

Craig E. Hunsaker, Esq.

EVP, People & Culture and General Counsel

Alphatec Holdings, Inc.

5818 El Camino Real

Carlsbad, California 92008

(Name and Address of Agent for Service)

(760) 431-9286

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Joshua E. Little, Esq.

Durham Jones & Pinegar, P.C.

192 E. 200 N., Third Floor

St. George, Utah 84770

(435) 674-0400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	7,000,000 shares (1)	$4.53 (2)	$31,710,000	$4,006.93

(1)

Represents an additional 7,000,000 shares of Common Stock available for future issuance under the Alphatec Holdings, Inc. 2016 Equity Incentive Plan (the “Equity Plan”) pursuant to the amendment of the Equity Plan approved by the stockholders of the Company on June 17, 2020, which increased the shares of Common Stock available for issuance under the Equity Plan by 7,000,000. The maximum number of shares which may be sold upon the exercise of such options or issuance of stock-based awards granted under the Equity Plan are subject to adjustment in accordance with certain anti-dilution and other provisions of the Equity Plan. Accordingly, pursuant to Rule 416 under the Securities Act, this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)

This estimate is made pursuant to Rules 457(c) and 457(h) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share is $4.53, which is the average of the high and low prices for the Registrant’s common stock as reported on The Nasdaq Global Select Market on June 26, 2020.

Proposed sales to take place as soon after the effective date of the registration statement as awards granted under the Equity Plan are granted, exercised and/or distributed.

EXPLANATORY NOTE

This Registration Statement registers the offer and sale of an additional aggregate 7,000,000 shares of Common Stock for issuance under the Equity Plan. In accordance with Instruction E to Form S-8, the contents of the following prior registration statement on Form S-8, previously filed with respect to the Equity Plan (the “Prior Registration Statements”), are hereby incorporated by reference:

•

With respect to the Equity Plan, the Company previously registered (i) 1,083,333 shares of Common Stock on Form S-8 filed with the Commission on October 5, 2016 (File No. 333-213981), (ii) 5,000,000 shares of Common Stock on Form S-8 filed with the Commission on May 21, 2018 (File No. 333-225080), and (iii) 4,000,000 shares of Common Stock on Form S-8 filed with the Commission on July 16, 2019 (File No. 333-232661).

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Equity Plan. The documents containing the information specified in Part I will be delivered to the participants in the Equity Plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the rules and regulations of the Commission, the information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement or in a prospectus or prospectus supplement pursuant to Rule 424 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.Exhibits.

A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index to this Registration Statement and is incorporated herein by reference.

INDEX TO EXHIBITS FILED WITH FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Exhibit Description	Filed with this Report	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/Reg. Number
5.1	Opinion of Durham Jones & Pinegar, P.C., filed herewith	X

10.1*	Alphatec Holdings, Inc. 2016 Equity Incentive Award Plan		Form S-8 (Exhibit 10.1)	10/05/16	333-213981

10.2*	First Amendment to the Amended and Restated 2016 Equity Incentive Award Plan		Form 8-K (Exhibit 10.2)	05/18/18	000-52024

10.3*	Second Amendment to the Amended and Restated 2016 Equity Incentive Award Plan		Form 10-Q (Exhibit 10.1)	11/09/18	000-52024

10.4*	Third Amendment to the Amended and Restated 2016 Equity Incentive Award Plan		Form 8-K (Exhibit 10.2)	06/13/19	000-52024

10.5*	Fourth Amendment to the Amended and Restated 2016 Equity Incentive Award Plan		Form 8-K (Exhibit 10.1)	06/18/20	000-52024

23.1	Consent of Independent Registered Public Accounting Firm, Mayer Hoffman McCann P.C., filed herewith	X

23.3	Consent of Durham Jones & Pinegar, P.C. (included in Exhibit 5.1)	X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on June 29th, 2020.

ALPHATEC HOLDINGS, INC.

By:	/s/ Patrick S. Miles
Patrick S. Miles
Chairman and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Alphatec Holdings, Inc. (the “Company”), hereby severally constitute and appoint Jeffrey G. Black and Craig E. Hunsaker, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title(s)	Date

/s/ Patrick S. Miles Patrick S. Miles	Chairman and Chief Executive Officer (Principal Executive Officer)	June 29, 2020

/s/ Jeffrey G. Black Jeffrey G. Black	EVP, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 29, 2020

/s/ Evan Bakst Evan Bakst	Director	June 29, 2020

/s/ Mortimer Berkowitz III Mortimer Berkowitz III	Director	June 29, 2020

/s/ Quentin Blackford Quentin Blackford	Director	June 29, 2020

/s/ Jason Hochberg Jason Hochberg	Director	June 29, 2020

/s/ Karen McGinnis Karen McGinnis	Director	June 29, 2020

/s/ David H. Mowry David H. Mowry	Director	June 29, 2020

/s/ David Pelizzon David Pelizzon	Director	June 29, 2020

/s/ Jeffrey P. Rydin Jeffrey P. Rydin	Director	June 29, 2020

/s/ James L.L. Tullis James L.L. Tullis	Director	June 29, 2020

/s/ Donald A. Williams Donald A. Williams	Director	June 29, 2020

/s/ Ward W. Woods Ward W. Woods	Director	June 29, 2020